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                                                                    EXHIBIT 16


November 17, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by CenterSpan Communications Corporation which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 17, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PRICEWATERHOUSECOOPERS LLP